UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 0R 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                   ----------

         DATE OF REPORT (Date of earliest event reported): July 20, 2004

                                   ----------

                                 MONROE BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                                   ----------

           INDIANA                     000-31951                  35-1594017
 (State or other jurisdiction     (Commission File No.)         (IRS Employer
       of incorporation)                                     Identification No.)

                            210 East Kirkwood Avenue
                              Bloomington, IN 47408
          (Address of Principal Executive Offices, including Zip Code)

                                 (812) 336-0201
              (Registrant's Telephone Number, including Area Code)


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ITEM 7.     Exhibits

                  (c) The following exhibits are being furnished herewith:

                  Exhibit No.      Exhibit Description
                  -----------      -------------------
                  99.1             Press release dated July 20, 2004

ITEM 12.    Results of Operations and Financial Condition.

                  On July 20, 2004, Monroe Bancorp issued a press release setting forth second quarter and year to date 2004 earnings and a financial summary a copy of which is filed herein as
                  Exhibit 99.1 for reporting under Item 12.

                  The foregoing information, including the information contained in the press release, is being furnished pursuant to Items 7 and 12 and shall not be deemed to be "filed" for purposes of
                  Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

                  In January 2003, the United States Securities and Exchange Commission ("SEC") issued Regulation G, "Conditions for Use of Non-GAAP Financial Measures." A non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flow that excludes (includes) amounts or adjustments that are included (excluded) in the most directly comparable measure calculated in accordance with generally accepted accounting principles ("GAAP"). Regulation G requires companies that present non-GAAP financial measures to disclose a numerical reconciliation to the most directly comparable measurement using GAAP as well as the reason why the non-GAAP measure is an important measure.

                  Management has used several non-GAAP financial measures in this press release. First, non-interest income and non-interest expense are reported without the effect of unrealized gains and losses on securities in a grantor trust (rabbi trust) which is a non-GAAP financial measure. Other income includes realized and unrealized securities gains and losses on trading securities (mutual funds) held in a grantor trust ("rabbi trust") in connection with the Company's Directors' and Executives' Deferred Compensation Plans. These securities are held as trading securities, hence, unrealized gains and losses are recognized on the income statement. Any unrealized or realized loss on securities held in the rabbi trust net of any dividend or interest income earned on the securities in the rabbi trust (included in net interest income) are directly offset by a decrease to directors' fee/deferred executive compensation


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                  expense (included in other expense), and conversely, any net realized or unrealized gain combined with interest and dividends earned on the securities in the trust are directly offset by an increase to directors' fee/deferred executive compensation expense. These offsets are included in the line item identified on page 4 of the consolidated financial statements as "Appreciation (depreciation) on directors' and executives' deferred compensation plans." The activity in the rabbi trust has no effect on the Company's net income, therefore, management believes a more accurate comparison of current and prior year other income and other expense can be made if the rabbi trust realized and unrealized gains and losses and offsetting appreciation (depreciation) on the deferred compensation plans are removed. Second, non-interest income is also reported without the effect of realized gains on security sales. These gains are removed to show a comparison of recurring revenue sources. Third, second quarter 2003 and six month ended June 30, 2003 income is reported excluding an additional $2.3 million provision for loan losses taken during the second quarter of 2003. This additional provision was taken as a result of loans made to a real estate developer who filed bankruptcy and to parties affiliated with the developer. We believe the non-GAAP disclosures of net income and various ratios before the special provision are useful to both investors and management because they provide insight into how the Company would have performed in 2003 without this additional provision. A separate schedule reconciling income before and after the additional provision is being provided.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 20, 2004

                                                       MONROE BANCORP

                                                       /s/ Gordon M. Dyott
                                                       -------------------------
                                                       Gordon M. Dyott
                                                       Executive Vice President,
                                                       Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

99.1              Press Release, dated July 20, 2004